UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2009

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 16, 2009, Alcoa Inc. (“Alcoa” or the “company”) issued a press release announcing a series of operational and financial actions to significantly improve the company’s cost structure and liquidity. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

In addition, on March 16, 2009, the company included the following information in the preliminary prospectus supplements relating to the public offerings of common stock and convertible notes that were announced in the company’s above-referenced press release:

First Quarter 2009 Business Conditions

In connection with the public offerings, the company is providing the following updated information regarding first quarter 2009 business conditions:

Our first fiscal quarter ends March 31, 2009. Set forth below is a discussion of trends in our business during the first quarter. These statements are forward-looking statements that are based on management’s estimates and assumptions regarding our business. These statements are subject to risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed or implied in these statements. Some of the important factors that could cause our actual results to differ from those projected in these statements are set forth under “Forward Looking Statements.”

Our first quarter results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected pricing of and demand for aluminum, alumina and aluminum products. Primarily as a result of these factors, we expect to report a net loss for the quarter ending March 31, 2009.

Alumina prices – which are closely linked to aluminum prices – have continued to decline in the first quarter of 2009. We now anticipate those prices to be down approximately 34% versus the fourth quarter of 2008. We expect to report lower alumina production of approximately 350 thousand metric tons in the first quarter of 2009 as compared to the fourth quarter of 2008 as a result of our previously announced production curtailments.

Based on current LME cash prices, aluminum pricing is expected to decline 26% in the first quarter of 2009 as compared to the fourth quarter of 2008. Our aluminum input costs historically decline in relation to declines in LME aluminum prices, but cost declines typically lag aluminum price declines by close to a fiscal quarter, which delays the positive impact of input cost savings on our Primary Metals segment’s margins. Our realized aluminum pricing in the first quarter of 2009 is trending closer to spot market pricing, caused by a lower percentage of premium products in our sale mix. We expect to report lower aluminum production of approximately 100 thousand metric tons in the first quarter of 2009 compared to the fourth quarter of 2008 as a result of our previously announced production curtailments.

End market demand for aluminum products has continued to deteriorate in the first quarter of 2009. We have experienced reduced demand across the principal markets in our Flat-Rolled Products segment. Although our Engineered Products and Solutions segment has benefited from its strong position in certain markets, such as aerospace and industrial gas turbines, we have experienced continued weakness in the commercial transportation, automotive, and building and construction markets. We expect that productivity gains in each of our segments will somewhat mitigate end market weaknesses during the first quarter of 2009. In addition, we expect to benefit from the relative strength of the U.S. dollar compared to other major currencies during the first quarter of 2009.

Additionally, the company previously announced that it will be taking a loss related to the exiting of its investment in Shining Prospect. While that transaction will contribute more than $1 billion to 2009 cash flow, the after-tax loss is expected to impact first quarter results by approximately $120 million. This transaction will also result in the reversal of the unrealized loss recognized in accumulated other comprehensive loss through the transaction date.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “hopes,” “intends,” “plans,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or other words of similar meaning. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including automotive and commercial transportation, aerospace, building and construction, distribution, packaging, and industrial gas turbine markets; (c) Alcoa’s inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, improvement in profitability and margins, or strengthening of operations anticipated by management in connection with its restructuring, portfolio streamlining and liquidity strengthening actions; (d) continued volatility or deterioration in the financial markets, including disruptions in the commercial paper, capital and credit markets; (e) Alcoa’s inability to mitigate impacts from increased energy, transportation and raw materials costs, including caustic soda, calcined petroleum coke and natural gas, or from other cost inflation; (f) Alcoa’s inability to complete its Brazilian growth and portfolio streamlining projects or achieve efficiency improvements at newly constructed or acquired facilities as planned and by targeted completion dates; (g) unfavorable changes in laws, governmental regulations or policies, foreign currency exchange rates or competitive factors in the countries in which Alcoa operates; (h) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (i) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2008 and other reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ J. Michael Schell
Name:	J. Michael Schell
Title:	Executive Vice President – Business Development and Law

Date: March 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated March 16, 2009.

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